Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116629, 333-109893 and 333-159247 on Form S-8, and Registration Nos. 333-169463 and 333-172849 on Form S-3, of our report dated March 29, 2013 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Galectin Therapeutics Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP

Boston, Massachusetts

March 29, 2013